Exhibit 10.1

 AMENDMENT TO THE

citius Oncology, inc.

2024 omnibus STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors of Citius Oncology, Inc. (the “Company”) deem it to be in the best interests of the Company to amend the Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan (the “Plan”) in order to increase the number of shares of Common Stock of the Company issuable for awards under the plan from 15,000,000 to 30,000,000 shares, effective this day of September 19, 2025.

NOW, THEREFORE, the Plan shall be amended as follows.

1.	Section 3(a) of the Plan is deleted in its entirety and the following substituted in lieu thereof:

(a)                Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 30,000,000 Shares and no more than 30,000,000 Shares may be issued in the aggregate pursuant to the exercise of Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

2.	Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment to the Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan was adopted by the Company’s Board of Directors on September 19, 2025.

CITIUS ONCOLOGY, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chairman and Chief Executive Officer